Registration No. 333-

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM S-8
                                REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                   TIME WARNER INC.
               (Exact name of registrant as specified in its charter)

       DELAWARE                                                13-1388520
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                          Identification Number)

                               75 Rockefeller Plaza
               (Address of Principal Executive Offices) (Zip Code)

                      TIME WARNER 1996 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the Plan)

                               Peter R. Haje, Esq.
                Executive Vice President and General Counsel
                                 Time Warner Inc.
                               75 Rockefeller Plaza
                             New York, New York 10019
                     (Name and Address of agent for service)

                                  (212) 484-8000
           (Telephone number, including area code, of agent for service)

                          CALCULATION OF REGISTRATION FEE

                             Proposed
Title of                     Maxium         Proposed
Securities                   Aggregate      Maximum
to be          Amount to be  Offering Price Aggregate          Amount of
Registered     Registered(1) Per Share(2)   Offering Price(2)  Registration Fee

Common Stock,
par value
$1.00 per
share(3)          250,000       $41.50        $10,375,000         $3,577.61

(1) This Registration Statement also relates to an indeterminate number of additional shares of Common Stock pursuant to anti-dilution and adjustment provisions of the above referenced plan.

(2) Calculated pursuant to 457(c), based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Tape for May 21, 1996 on which day such average was $41.50.

(3) This Registration Statement also pertains to Rights to Purchase Series A Participating Cumulative Preferred Stock ("Rights") of the Registrant. Upon the occurrence of certain prescribed events, one Right will be issued for each share of Common Stock. Until the occurrence of such events, the Rights are not exercisable, will be evidenced by the certificates for the Common Stock and will be transferred along with and only with the Common Stock.

                                PART II


Item 3.  Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 1-8637) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference in this Registration Statement:

       1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 Form 10-K");

       2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

       3. The Registrant's Current Reports on Form 8-K dated January 4, 1996, March 22, 1996, March 25, 1996, April 2, 1996, April 4, 1996,
           April 11, 1996 (the "April 1996 8-K") and May 15, 1996
           (the "May 1996 Form 8-K");

       4.  The description of the Registrant's Common Stock contained in
           Item 4 of its Registration Statement on Form 8-B filed with the Commission on December 8, 1983 pursuant to Section 12(b) of the Exchange Act, as amended from time to time; and

       5. The description of the Registrant's Rights to purchase Series A Participating Cumulative Preferred Stock, par value $1.00 per share, contained in Item 1 of its Registration Statement on Form 8-A filed with the Commission on January 21, 1994 pursuant to Section 12(b) of the Exchange Act.

      All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      The consolidated financial statements and schedules of the Registrant and Time Warner Entertainment Company, L.P. appearing in the 1995 Form 10-K, the combined financial statements of the Time Warner Service Partnerships incorporated by reference therein, and the consolidated financial statements and schedule of Cablevision Industries Corporation as of December 31, 1995, and for the year then ended, which are incorporated herein and in the Prospectus relating hereto by reference to the May 1996 Form 8-K, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

      The financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries as of July 31, 1994 and 1993, and for each of the three years in the period ended July 31, 1994, and the financial statements of Vision Cable Division of Vision Cable Communications, Inc. and Subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which are incorporated herein and in the Prospectus relating hereto by reference to the May 1996 Form 8-K, have been audited by Ernst & Young LLP, independent auditors, set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

      The financial statements of Paragon Communications as of December 31, 1994 and 1993, and for each of the three years in the period ended December
31, 1994, which are incorporated herein and in the Prospectus relating hereto by reference to the 1995 Form 10-K, and the consolidated financial statements of Turner Broadcasting System, Inc. as of December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995, are incorporated herein and to the Prospectus relating hereto by reference to the May 1996
Form 8-K, have been audited by Price Waterhouse LLP, independent accountants, as stated in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Cablevision Industries Corporation as of December 31, 1994, and for each of the two years in the period ended December 31, 1994, which are incorporated herein and in the Prospectus relating hereto by reference to the May 1996 Form 8-K, have been audited by Arthur Andersen LLP, Independent Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of KBLCOM Incorporated as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which are incorporated herein and in the Prospectus relating hereto by reference to the May 1996 Form 8-K, have been audited by Deloitte & Touche LLP, Independent Auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      Legal matters in connection with the Common Stock offered hereby have been passed upon for the Registrant by Thomas W. McEnerney, Vice President and Associate General Counsel of the Registrant, 75 Rockefeller Plaza, New York, New York 10019. Mr. McEnerney beneficially owns less than .1% of the Common Stock of the Registrant.


Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

      The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 9.  Undertakings.

(a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
                     (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction in the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City and State of New York, on May 24, 1996.

                                         TIME WARNER INC.


                                   By:   Richard J. Bressler
                                 Name:   Richard J. Bressler
                                Title:   Senior Vice President and
                                         Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on May 24, 1996 in the capacities indicated.


         Signature                                         Title

(i) Principal Executive Officers:

                 *                         Director, Chairman of the Board and
        (Gerald M. Levin)                     Chief Executive Officer


                 *                         Director and President
      (Richard D. Parsons)


(ii) Principal Financial Officer:

        Richard J. Bressler                Senior Vice President and Chief
       (Richard J. Bressler                   Financial Officer


(iii) Principal Accounting Officer:

         John A. LaBarca                   Vice President and Controller
        (John A. LaBarca)

(iv) Directors:


                 *
        (Merv Adelson)


                 *
     (Lawrence B. Buttenwieser)

                 *
     (Beverly Sills Greenough)

                 *
           (Carla Hills)

                 *
        (David T. Kearns)

                 *
          (Reuben Mark)

                 *
        (Michael A. Miles)

                 *
        (J. Richard Munro)

                 *
        (Donald S. Perkins)

                 *
        (Raymond S. Troubh)

                 *
        (Francis T. Vincent)


Constituting a majority of the
Board of Directors


*By     Peter R. Haje
       (Peter R. Haje)
       (Attorney-in-Fact)

*Pursuant to Powers of Attorney
dated as of May 16, 1996

                                  EXHIBIT INDEX

Exhibit
Number                          Description                            Page


   4.1     Restated Certificate of Incorporation of the Registrant,
           as filed with the Secretary of State of the State of
           Delaware on May 26, 1993 (which is incorporated herein
           by reference to Exhibit 3 to the Registrant's Quarterly
           Report on Form 10-Q for the quarter ended June 30, 1993
           (File No. 1-8637) (the "June 1993 Form 10-Q")).                *

   4.2     Certificate of Ownership and Merger merging TWE Holdings
           Inc. into Time Warner Inc. as filed with the Secretary
           of State of the State of Delaware on October 13, 1993
           (which is incorporated herein by reference to Exhibit
           3.(i)(b) to the Registrant's Annual Report on Form 10-K
           for the year ended December 31, 1993 (File No. 1-8637)
           (the "1993 Form 10-K")).                                       *

   4.3     Certificate of the Voting Powers, Designations, Preferences
           and Relative Participating, Optional and Other Special Rights
           and Qualifications of Series A Participating Cumulative
           Preferred Stock of the Registrant as filed with the Secretary of State of the State of Delaware on January 26, 1994 (which is incorporated herein by reference to Exhibit 3.(i)(c) to
           the Registrant's 1993 Form 10-K).                               *

   4.4     Certificate of the Voting Powers, Designations,
           Preferences and Relative, Participating, Optional
           or Other Special Rights, and Qualifications, Limitations
           or Restrictions thereof, of Series C Convertible Preferred
           Stock of the Registrant as filed with the Secretary of
           State of the State of Delaware on May 1, 1995
           (which is incorporated herein by reference to
           Exhibit 3.(i)(d) to the Registrant's 1995 Form 10-K").          *

   4.5     Certificate of the Voting Powers, Designations,
           Preferences and Relative, Participating, Optional
           or Other Special Rights, and Qualifications, Limitations
           or Restrictions thereof, of Series D Convertible Preferred
           Stock of the Registrant as filed with the Secretary of State of the State of Delaware on July 6, 1995 (which is
           incorporated herein by reference to Exhibit 3.(i)(e) to the
           Registrant's 1995 Form 10-K).                                   *

Exhibit
Number                          Description                              Page


   4.6     Certificate of the Voting Powers, Designations,
           Preferences and Relative, Participating, Optional
           or Other Special Rights, and Qualifications, Limitations or Restrictions, of Series E Convertible Preferred Stock of the Registrant as filed with the Secretary of State of the State of Delaware on January 4, 1996 (which is incorporated
           herein by reference to Exhibit 3.(i)(f) to the
           Registrant's 1995 Form 10-K).                                   *

   4.7     Certificate of the Voting Powers, Designations,
           Preferences and Relative, Participating, Optional
           or Other Special Rights, and Qualifications, Limitations or Restrictions, of Series F Convertible Preferred Stock of the Registrant as filed with the Secretary of State of the State of Delaware on January 4, 1996 (which is incorporated
           herein by reference to Exhibit 3.(i)(g) to the
           Registrant's 1995 Form 10-K).                                   *

   4.8     Certificate of the Designations of Series G Convertible
           Preferred Stock of the Registrant as filed with the Secretary of State of the State of Delaware on September 5, 1995
           (which is incorporated herein by reference to Exhibit 4(a) to the Registrant's Current Report on Form 8-K dated
           August 31, 1995 (the "August 1995 Form 8-K").                   *

   4.9     Certificate of Designations Series H Convertible
           Preferred Stock of the Registrant as filed with the
           Secretary of State of the State of Delaware on
           September 5, 1995 (which is incorporated herein by
           reference to Exhibit 4(b) to the Registrant's
           August 1995 Form 8-K).                                          *

   4.10    Certificate of Designations of Series I Convertible
           Preferred Stock of the Registrant as filed with the
           Secretary of State of the State of Delaware on
           October 2, 1995 (which is incorporated
           herein by reference to Exhibit 3.(i)(j) to the
           Registrant's 1995 Form 10-K).                                   *

   4.11    Certificate of the Voting Powers, Designations,
           Preferences and Relative, Participating, Optional
           or other Special Rights, and Qualifications,
           Limitations or Restrictions thereof, of 10 1/4%
           Series K Exchangeable Preferred Stock
           (which is incorporated herein by reference to
           Exhibit 4.1 to the Registrant's April 1996 Form 8-K).           *

   4.12    By-laws of the Registrant, as amended through
           March 18, 1993 (which is incorporated herein by reference
           to Exhibit 3.4 to the Registrant's 1992 Annual Report on
           Form 10-K for the year ended December 31, 1992
           (File No. 1-8637)).                                             *

   4.13    Specimen certificate of Common Stock, par value $1.00 per
           share, of the Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991
           (File No. 1-8637)).                                             *

   4.14 Rights Agreement dated as of January 20, 1994 between the Registrant and Chemical Bank, as Rights Agent (which is incorporated herein by reference to Exhibit 4(a) to the Registrant's Current Report on Form 8-K dated
           January 20, 1994).                                              *

   4.15    First Supplemental Indenture dated as of June 15, 1993,
           between the Registrant and Chemical Bank, as Trustee,
           to the Indenture dated as of January 15, 1993, between
           the Registrant and Chemical Bank, as Trustee, including
           as Exhibit A the form of Liquid Yield Option Note(TRADEMARK)
           due 2013 (which is incorporated herein by reference to
           Exhibit 4 to the June 1993 Form 10-Q).                          *

   5. Opinion of Thomas W. McEnerney, Esq. regarding the legality of the securities being registered.

  23.1     Consent of Ernst & Young, LLP independent auditors.

  23.2 Consent of Price Waterhouse LLP, independent accountants, with respect to Paragon Communications.

  23.3 Consent of Price Waterhouse LLP, independent accountants, with respect to Turner Broadcasting System, Inc.

  23.4     Consent of Arthur Andersen LLP, Independent Public
           Accountants.

  23.5     Consent of Deloitte & Touche LLP, Independent Auditors.

  23.6 Consent of Thomas W. McEnerney, Esq. (included in Exhibit 5).

  24       Powers of Attorney dated May 16, 1996.